Item 8.01 Other Events

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 10, 2022

Date of Report (Date of earliest event reported)

UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 10, 2022, the Registrant and Unity Bank, the Registrant's wholly owned subsidiary and a New Jersey State charted commercial bank (the "Bank"), amended those certain Retention Agreements dated as of November 10, 2022 with Messrs. George Boyan and John J. Kauchak and Ms. Janice Bolomey. The Amended and Restated Agreements are attached as Exhibits 10.1, 10.2 and 10.3. With regards to Mr. George Boyan, the Retention Agreement amends the original agreement entered into on April 5, 2022. With regards to Ms. Bolomey and Mr. Kauchak, the Retention Agreements amend those entered into on June 25, 2020.

The terms of each agreement as amended provide for a severance payment (i) in the event the executive is terminated without "cause" (as defined in the agreement), (ii) in the event the executive resigns for "good cause" (as defined in the agreement), and (iii) upon a change in control (as defined in the agreement). In the event of a termination without cause or a resignation for good reason, the executive will receive 12 months worth of their current base salary. In the event of a change in control or a significant acquisition followed within 18 months by the termination of the executive's employment for any reason, the executive will be entitled to a payment equal to 24 months of the executive's current base salary plus two (2) times the amount of the executive's cash bonus for the past fiscal year.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Amended and Restated Retention Agreement with George Boyan
Exhibit 10.2	Amended and Restated Retention Agreement with John. J. Kauchak
Exhibit 10.3	Amended and Restated Retention Agreement with Janice Bolomey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: November 10, 2022
	By:	/s/ James A. Hughes
James A. Hughes
President and Chief Executive Officer